GENERAL RELEASE

This **GENERAL RELEASE** (the "General Release") is entered into by Thomas J. Gibson, an individual resident of the State of Georgia ("Executive") in connection with Executive's separation from service with Streamline Health Solutions, Inc., a Delaware corporation (the "Company"). The General Release shall be effective on the day after the revocation period described in Section 8 expires (the "Effective Date").

WHEREAS, Executive and the Company previously entered into that certain Employment Agreement, dated September 10, 2018 (the "Employment Agreement");

WHEREAS, the Employment Agreement and Executive's employment with the Company were terminated, effective October 31, 2023 (the "Separation Date");

WHEREAS, Section 11(d) of the Employment Agreement provides that Executive will be entitled to receive certain severance benefits (the "Severance"), subject to Executive's timely execution and non-revocation of a general release of claims acceptable to the Company and Executive's compliance with the other terms and conditions set forth in the Employment Agreement;

WHEREAS, pursuant to that certain (i) Restricted Stock Award Agreement for Employees and Independent Contractors, dated May 20, 2022 (the "May RSA Agreement"), by and between Executive and the Company and (ii) Restricted Stock Award Agreement for Employees and Independent Contractors, dated November 1, 2022 (the "November RSA Agreement" together with the May RSA Agreement, the "Restricted Stock Agreements"), the Company issued 140,000 shares of restricted common stock of the Company to Executive (the "Restricted Stock"), subject to a three-year vesting schedule;

WHEREAS, in connection with the termination of the Employment Agreement and Executive's employment with the Company, the Company desires to accelerate the vesting of 110,000 outstanding and unvested shares of Restricted Stock held by Executive as of the Separation Date (the "Shares"), which Shares shall be deemed vested subject to Executive's timely execution and non-revocation of this General Release and compliance with the other terms and conditions set forth in the Employment Agreement; and

WHEREAS, in consideration of the foregoing, Executive desires to execute and deliver this General Release on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual promises, and agreements of Executive and the Company set forth in the Employment Agreement and other good and valuable consideration, the receipt and sufficiency of which Executive hereby acknowledges, Executive agrees to the following:

1. **Claims Released by Executive.** Executive hereby voluntarily and irrevocably waives, releases and forever discharges (and, if applicable, agrees to dismiss with prejudice and withdraw) the Company, its subsidiaries and affiliates and their respective employees, officers directors, stockholders, members, agents, contractors, attorneys, insurers, plan administrators, representatives, successors and assigns (collectively, the "Releasees") of and from any and all actions, causes of action, claims, charges, complaints, suits, demands, losses, liabilities, obligations, costs and expenses of any kind whatsoever (whether known or unknown at the time of execution), which Executive ever had, may have, or now has against Releasees, whether arising from or relating to (directly or indirectly) the Employment Agreement, Executive's employment with the Company, the termination of the Employment Agreement and Executive's employment

with the Company, or other events that have occurred as of the Effective Date of this General Release, including but not limited to:

(a) any claims under the Employment Agreement;

(b) claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act ("ADEA"), the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Equal Pay Act, 42 U.S.C. § 1981, the Family and Medical Leave Act, the National Labor Relations Act, the Occupational Safety and Health Act, or the Employee Retirement Income Security Act;

(c) claims for violations of any other federal, state, or local statute, regulation, ordinance or executive order;

(d) claims for wrongful termination, lost or unpaid wages, compensation or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract or breach of fiduciary duty;

(e) claims to vacation or paid time off or compensation under any bonus, outplacement, commission or any other similar plan sponsored by the Company or its predecessors, successors, parent companies, subsidiaries or affiliates; and

(f) any other claims under federal, state or local law arising in tort or contract.

By referencing the laws above, the Company does not admit to coverage of the Releasees under any of the laws referenced in this Section 1. Moreover, this General Release shall not in any way be construed as an admission by the Company or the Releasees of any improper action or liability whatsoever with respect to the Executive.

2. **Settlement, Accord, Satisfaction and Covenant Not to Sue.** Executive hereby acknowledges and agrees this General Release constitutes a full settlement, accord and satisfaction of all claims covered by the provisions set forth in Section 1. Except as set forth in Section 3, Executive promises not to sue or file any complaint or claim against any of the Releasees in any court of law based on any actual or alleged right, claim, act, or omission arising or occurring prior to the Effective Date, whether known or unknown at the time of execution.

3. **Claims Not Released by Executive.** Notwithstanding the foregoing, Executive acknowledges and agrees that Executive is not releasing:

(a) any claims which may arise under the terms of this General Release;

(b) any right to challenge the validity of the release of claims under the ADEA;

(c) any claims to the Severance or a failure to allow continued vesting of the Shares;

(d) any claims which may arise out of events occurring after the Effective Date;

(e) any claims which cannot be released under applicable law;

(f) any claims Executive may have as a stockholder of the Company;

(g) any rights to contribution, offset, subrogation, regress, or directors and officers insurance coverage in the event Executive is sued, subpoenaed, served with process, deposed, or otherwise subject to, a defendant in, or involved in litigation against the Company brought by any current or former employees, contractors, stockholders, investors, financiers, or other stakeholders of the Company;

(h) any claims to vested benefits that Executive is already entitled to receive under any employee retirement or group healthcare benefit plans sponsored by the Company or its predecessors, successors, parent companies, subsidiaries or affiliates; or

(i) any right Executive has to benefits under workers' compensation laws, unemployment compensation laws or the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

4. **Government Investigations and Proceedings.** Nothing in this General Release shall be construed to prohibit Executive from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission ("EEOC") or a comparable state or local agency. However, Executive hereby waives any right to receive future monetary recovery directly from the Releasees, including payments by the Releasees that result from any complaints or charges filed by, or on behalf of, Executive with any governmental agency (including the EEOC). Executive understands this General Release does not impact Executive's ability to receive and retain an award from a government-administered whistleblower award program for providing information directly to a government agency. In addition, Executive hereby releases, waives and forever discharges Executive's right to any portion of any settlement, judgment, or other recovery as a relator under the *qui tam* provisions of the False Claims Act, 31 U.S.C. § 3730 or any comparable state law, in any lawsuit arising from, or in any way related to, any transactions or occurrences involving the Releasees (in whole or in part) prior to the Effective Date, including, but not limited to, any right to receive expenses, attorney's fees, or costs under 31 U.S.C. § 3730(d) or otherwise.

5. **Return of Property and Information.** Executive represents and warrants that Executive has returned to the Company all property and information of the Company within Executive's possession or control. Such property and information includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by the Company to Executive or which Executive has developed or collected in the scope of Executive's employment with the Company, as well as all Company-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, cell phones, pagers, materials, documents, plans, records, notebooks, drawings, or papers (collectively, "Company Materials"). Upon request by the Company, Executive shall certify in writing that Executive has complied with this Section 5 and has returned all Company Materials and permanently deleted all the Company information from any computers or other electronic storage devices or media owned by Executive.

6. **Non-Disparagement.** Executive agrees that Executive will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning Releasees, including any such statements regarding Releasees' business, products or services or make any maliciously false statements about Releasees' employees or officers. Notwithstanding the foregoing, nothing in this General Release is intended to or will be used in any way to prevent Executive from testifying truthfully under oath

in a judicial proceeding or to limit Executive's right to communicate with a government agency, as provided for, protected under or warranted by applicable law.

7. **Cooperation**. Executive agrees that Executive shall, to the extent reasonably requested in writing, cooperate with the Company in any pending or future litigation or government investigation or proceeding in which the Company is a party, and regarding which Executive, by virtue of Executive's employment, has factual knowledge or information relevant to said litigation, investigation, or proceeding. Executive further agrees that in any such litigation, Executive shall, without the necessity for subpoena, provide, in any jurisdiction in which the Company requests, truthful testimony relevant to said litigation, investigation or proceeding. The Company will reimburse Executive for any reasonable, out-of-pocket expenses associated with providing such cooperation upon presentation of supporting documentation, no later than thirty (30) days after Executive incurs such expenses.

8. **Consideration Period and Option to Revoke**. Executive acknowledges and agrees that Executive has been given at least forty-five (45) calendar days to consider the terms of this General Release. Executive agrees that any changes made to this General Release after it was originally provided to Executive were not material and do not re-start the 45-day clock. Executive understands that Executive may revoke this General Release within seven (7) calendar days after execution thereof. If Executive revokes this General Release within the seven-day time period, this General Release will not become effective, and Executive will not receive the Severance and the Shares will not vest. Executive understands that upon the expiration of this seven-day revocation period, this General Release will be binding and irrevocable.

9. **Successors and Assigns**. This General Release will be binding upon Executive and Executive's heirs, administrators, representatives, executors, and successors. Executive agrees that the Company, without obtaining Executive's consent, may assign its rights and obligations hereunder to a wholly-owned subsidiary and provided further that any post-employment restrictions shall be assignable by the Company to any entity that purchases all or substantially all of the Company's assets. This General Release may not be assigned by Executive.

10. **Applicable Law**. This General Release shall be construed and interpreted in accordance with the laws of the State of Georgia (without giving effect to principles of conflicts of laws) to the extent such laws are not otherwise superseded by the laws of the United States. Executive agrees that any appropriate state or federal court located in the State of Georgia shall have exclusive jurisdiction of any case or controversy arising under or in connection with this General Release and shall be a proper forum in which to adjudicate such case or controversy. Executive consents to and waives any objection to the jurisdiction or venue of such courts.

11. **Understanding and Voluntary Execution**. Executive represents and warrants that:

(a) Executive has carefully read and fully understands all of the provisions of this General Release;

(b) Executive has been advised and directed to consult with an attorney of Executive's choice as to the terms of this General Release before signing the General Release;

(c) In signing this General Release, Executive does not rely on nor has Executive relied on any representation or statement, written or oral, not specifically set forth in this General Release, the Employment Agreement or the Restricted Stock Award Agreements by the

Company or by any of the Company's agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this General Release or otherwise; and

(d) Executive knowingly and voluntarily agrees to all the terms set forth in this General Release and intends to be legally bound by same.

IN WITNESS WHEREOF, Executive has signed and executed this General Release on the date set forth below as an expression of Executive's intent to be bound by the conditions and terms set forth herein.

DocuSigned by:
Thomas Gibson
13577DC09A7E410...

Thomas J. Gibson

Date: 10/13/2023